                                                                EXHIBIT 10.11(a)
                           JOINT INVESTMENT ADVISORY
                                      AND
                            ADMINISTRATION AGREEMENT


     THIS AGREEMENT (the "Agreement") is made as of this 29th day of September, 1995, by and between C.H. Dean & Associates, Inc., a Nevada corporation ("Dean") and Nuveen Institutional Advisory Corp., a Delaware corporation ("Nuveen"). Collectively, Dean and Nuveen are referred to herein as the "parties" or the "Advisers".

                                    RECITALS

     WHEREAS, Dean is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of acting as an investment adviser;

     WHEREAS, Dean has substantial expertise, research capability and technical resources in the area of investment advisory and account administration services related to individual balanced accounts comprised of equity securities ("Equity Securities"), government and corporate fixed income securities and cash and cash equivalents ("Liquidity Assets");

     WHEREAS, Nuveen is registered under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser;

     WHEREAS, Nuveen has substantial expertise, research capability and technical resources in the area of investment advisory services related to municipal securities and tax-free investment products (collectively, "Municipal Securities") and Liquidity Assets;

     WHEREAS, Dean and Nuveen intend to enter into Investment Advisory Agreements (collectively the "Investment Advisory Agreements") jointly with certain individuals, organizations or institutions (collectively, "Principals") whereby such Principals will place cash and/or securities (hereafter referred to with respect to each Principal as the "Portfolio Assets") under Dean's management with respect to Equity Securities (the "Equity Portion") and Nuveen's management with respect to Municipal Securities (the "Bond Portion" and collectively with the Equity Portion and the Liquidity Assets, the "Tax-Advantaged Balanced Accounts"), and the Tax-Advantaged Balanced Accounts shall include the Portfolio Investment Strategies specified on EXHIBIT A hereto, together with any other Portfolio Investment Strategy as may from time to time be offered by the parties.

     WHEREAS, Nuveen intends to enter into Investment Advisory Agreements with certain Principals whereby such Principals will place Portfolio Assets under Nuveen's management to invest exclusively in Municipal Securities and Liquidity Assets (collectively, the "Municipal Accounts"), and the Municipal Accounts shall include the Portfolio Investment Strategies specified on EXHIBIT A hereto, together with any other Portfolio Investment Strategy as may be offered by Nuveen from time to time.

     WHEREAS, Dean and Nuveen previously entered into an Investment Sub-Advisory Agreement, dated as of May 24, 1995, and an Administration Agreement, dated as of May 24, 1995 (the "Prior Agreements"), pursuant to which Dean and Nuveen specified their respective responsibilities with respect to the establishment, management and administration of certain Tax-Advantaged Balanced Accounts and Municipal Accounts on a trial basis (the "Trial Accounts"), and the parties desire that the Prior Agreements be terminated and that the Trial Accounts be managed and administered pursuant to, in accordance with and consistent with the terms of, this Agreement.

     WHEREAS, the parties desire to enter into this Agreement in order to specify the responsibilities of Dean and Nuveen with respect to operation of the Tax-Advantaged Balanced Accounts and the Municipal Accounts (collectively, the "Business") from and after the date hereof.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Responsibilities of Dean. Dean's responsibilities with respect to (i) the Tax-Advantaged Balanced Accounts shall be as set forth on EXHIBIT B and
(ii) the Municipal Accounts shall be as set forth on EXHIBIT C, both of which Exhibits are attached hereto and made a part hereof.

     2. Responsibilities of Nuveen.  Nuveen's responsibilities with respect to
(i) the Tax-Advantaged Balanced Accounts shall be as set forth on EXHIBIT D and
(ii) the Municipal Accounts shall be as set forth on EXHIBIT E, both of which Exhibits are attached hereto and made a part hereof.

     3. Expenses. Except for brokerage commissions and custodial fees (which are the responsibility of each Principal), if any, and subject to Section 11 hereof, Dean and Nuveen shall each be responsible for all expenses incurred by them in connection with, and incident to, the performance of its obligations hereunder and under the Investment Advisory Agreements.

     4. Compensation. As compensation for the administrative services provided by Dean under this Agreement, Dean shall be entitled to an Administrative Fee Reallowance out of the Investment Management Fees charged pursuant to the Investment Advisory Agreements entered into with respect to the Tax-Advantaged Balanced Accounts and the Municipal Accounts, which Administrative Fee Reallowance shall be in accordance with EXHIBIT F attached hereto and made a part hereof.

     Dean and Nuveen shall each receive the portion of the Investment Management Fees specified on EXHIBIT F attached hereto and made a part hereof; provided, however, that with respect to an investment advisory client of Dean as of the date of this Agreement who establishes a Tax-Advantaged Balanced Account prior to October 1, 1997 (an "Existing Dean Client"), Dean shall receive, in addition to the portion of the Investment Management Fees specified on EXHIBIT F, an additional amount equal to one-half the portion of the Investment Management Fees due to Nuveen as specified on EXHIBIT F with respect to such Existing Dean Client; provided, further, however, that such additional payment to Dean shall (i) be paid only with respect to assets of the Existing Dean Client that were under Dean's investment management as of the date of this Agreement and (ii) cease as of the earlier to occur of (x) December 31, 1997 or
(y) the date which is 12 months from the date of the establishment of the Tax-Advantaged Balanced Account, and thereafter Dean and Nuveen shall each receive the portion of the Investment Management Fees specified on EXHIBIT F.

     5. Standard of Care. Each party shall perform its duties and responsibilities hereunder with the standard of care and diligence which one would expect of a reasonably prudent person who is skilled at the tasks or responsibilities assigned to it hereunder.

     6. Books and Records. Dean and Nuveen each agree to maintain such books and records with respect to their services as is required by Rule 204 under the Advisers Act, and by other applicable laws, rules and regulations, and to preserve such records for the periods and in the manner required by that Rule, and those laws, rules and regulations; provided, however, that Dean shall maintain on Nuveen's behalf those journals, ledgers, statements, records and other documents that Nuveen is required to maintain by any state or federal law, rule or regulation, and which Nuveen requests Dean to maintain on its behalf, in the manner specified in, and pursuant to the terms and conditions of, such law, rule or regulation. Dean and Nuveen further agree to furnish to the appropriate regulatory authorities any information or reports in connection with their services hereunder which may be properly requested in order to confirm that the Equity Portion, the Bond Portion, or the Liquidity Assets as the case may be, of each Principal's Portfolio Assets are being managed in accordance with applicable laws, rules and regulations.

     7. Good Faith Efforts; Further Assurances.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use good faith efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     (b) Each party agrees to cooperate in good faith to develop and implement comprehensive marketing and customer service programs in support of the Business. The customer service program will be designed to provide each Principal and its financial adviser the necessary information and assistance to permit the financial adviser to (i) advise the Principal regarding an appropriate Portfolio Investment Strategy in light of the Principal's financial and personal circumstances and investment objectives; (ii) through regular and periodic contact with the Principal and review of the investment performance of the Principal's account, assess the continued appropriateness of the Portfolio Investment Strategy chosen by the Principal, based upon the Principal's current circumstances and objectives, as they may change from time to time; and (iii) communicate to the Advisers any change in the Principal's Portfolio Investment Strategy or in the specific investment restrictions relating to the purchase or sale of securities by the Advisers for the Principal's account.

     (c) Dean shall accommodate reasonable requests from Nuveen's management or its independent auditors to (i) evaluate and test the Municipal Investment Management Systems Software and review supporting documentation related thereto, (ii) evaluate and/or test the systems of internal control relating to the calculation of management fees and the collection and transfer of monies between the parties with respect to the Business, and (iii) review Dean's books and records relating to the Business on an as needed basis.

     (d) In the event that issues arise after the date hereof with respect to the conduct of the Business which the parties did not anticipate and which have not been addressed in this Agreement (or any of the other agreements executed by the parties relating to the Business), each party agrees to cooperate with the other to implement procedures which address any such issues in an equitable manner.

     (e) In the event either party's status as an approved investment adviser is suspended or revoked by a wrap program sponsor, the chief executive officers (or their designees) of each party shall meet in person within 30 days of such suspension or revocation and attempt in good faith to agree upon and implement corrective actions in response to such suspension or revocation.

     8. Non-Exclusivity. Except as provided in Sections 9 and 12 hereof, the services of the parties hereunder are not deemed to be exclusive, and each party and its respective officers, directors, employees and affiliates shall be free to render investment advisory and client account administration or other services to others (including to other investment advisers) and to engage in activities other than the Business.

     9. Non-Compete.

     (a) Each party agrees that (i) during the term of this Agreement and (ii) for three years following termination of this Agreement, neither party will, anywhere in the United States, offer, directly or indirectly, Tax-Advantaged Managed Account services (as defined below), except (x) pursuant to this Agreement during the term hereof, (y) in the case of Nuveen, pursuant to the activities of Nuveen/Duff and Phelps Investment Advisors, or any successor thereto and (z) in the case of Dean, with respect to any existing accounts managed by Dean as of the date of this Agreement in which Principals have requested Municipal Securities to be a part of their fixed income holdings. A party will be deemed to be offering services indirectly if it or any holder(s) of five (5) percent or more of such party's equity securities, directly or through a direct or indirect majority-owned subsidiary of such holder(s), renders investment advice or provides administrative services to Tax-Advantaged Managed Accounts or to persons who render investment advice to Tax-Advantaged Managed Accounts. For purposes of this Agreement, a "Tax-Advantaged Managed Account" shall be an account of any individual, corporation, partnership, trust or other entity, other than an investment company registered as such under the Investment Company Act of 1940, that invests in both Equity Securities and Municipal Securities and has investment objectives and policies substantially similar to those of the Tax-Advantaged Balanced Accounts described on EXHIBIT A hereto.

     Notwithstanding the foregoing, in the event this Agreement is terminated pursuant to Section 13, the restrictions set forth in clause (ii) of this
Section 9(a) shall not apply to the party not causing such termination, in the case of a termination under paragraphs (b) or (d) of Section 13; to the non-breaching party, in the case of a termination under paragraph (c) of
Section 13; or to either party, in the case of a termination under paragraph (a) of Section 13.

     (b) Nuveen and Dean agree that during the term of this Agreement and thereafter (i) Nuveen shall not, without written consent of Dean and except in connection with the promotion of the Business, utilize or refer to the investment results of the Equity Portion (as such term is defined on page 1 hereto) of the Business and (ii) Dean shall not, without the written consent of Nuveen and except in connection with the promotion of the Business, utilize or refer to the investment results of the Bond Portion (as such term is defined on page 1 hereof) of the Business.

     (c) By way of clarification, in the event either party terminates this Agreement by providing twelve (12) months advance written notice to the other party, as permitted by Section 13(a) hereof, it is the intention of the parties that the non-competition provision set forth in paragraph (a) of this Section 9 shall terminate at the same time as the termination of this Agreement and either party shall be free thereafter to offer Tax-Advantaged Managed Account services.

     10. Representations, Warranties and Covenants.

     (a) Dean represents, warrants and covenants as follows:

           (i) Dean has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct its business as presently conducted and as anticipated to be conducted with respect to the Business, and Dean is duly qualified to transact business in all jurisdictions in which the conduct of the Business requires such qualification.

           (ii) This Agreement has been duly authorized, executed and delivered on behalf of Dean, and, assuming due authorization, execution and delivery by Nuveen, is the valid and binding obligation of Dean enforceable in accordance with its terms.

           (iii) Dean is in full compliance with all applicable provisions of the Advisers Act and all other applicable state and federal laws.

           (iv) There is no action or proceeding pending or, to the knowledge of Dean after due inquiry, threatened against Dean before any court or administrative agency which might result in any material adverse change in the business, condition or prospects of Dean.

           (v) During the period commencing January 1, 1995 through and including the date hereof, there has not been any material adverse change in or affecting the condition, financial or otherwise, of Dean or the earnings, business affairs, management or business prospects of Dean, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by Dean other than transactions in the ordinary course of business. Dean has no material contingent liabilities.

           (vi) Dean is not in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties are bound and which default is of material significance in respect of the business or financial condition of Dean. The execution and delivery of this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust or other agreement or instrument to which Dean is a party, or of the Certificate of Incorporation or By-Laws of Dean or any order, rule or regulation applicable to Dean of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over it.

           (vii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the conduct of the Business and the execution and delivery by Dean of this Agreement, and the fulfillment of the terms hereof by Dean has been obtained or made and is in full force and effect.

           (viii) Dean is the holder of all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of the Business.

           (ix) Dean is duly registered with the Securities and Exchange Commission (the "Commission") under the Advisers Act as an investment adviser, and there does not exist any proceeding or any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding which could adversely affect the registration or good standing of Dean with the Commission.

           (x) Dean is properly registered as an investment adviser in each state where the nature of the Business requires such registration.

           (xi) Dean shall promptly notify Nuveen in the event (x) that Dean or any of its affiliates (i) becomes subject to a statutory disqualification that prevents Dean from serving as an investment adviser pursuant to the Investment Advisory Agreements, or (ii) becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory authority, or (y) of the occurrence of any fact or circumstance which could materially impair the ability of Dean to perform its obligations hereunder or under the Investment Advisory Agreements.

           (xii) Dean shall conform to the rules and regulations applicable to an investment adviser under the Advisers Act.

           (xiii) Dean shall conform to any other applicable provisions of state or federal law.

           (xiv) Dean shall maintain "liquid net working capital" (as hereinafter defined) in an amount not less than $5,000,000 and, if at any time Dean's liquid net working capital shall fall below $5,000,000, Dean shall (i) notify Nuveen immediately of such fact and (ii) deliver to Nuveen within 5 business days of such occurrence an irrevocable letter of credit in an amount not less than $5,000,000. Such letter of credit shall (i) be renewed annually during the term of this Agreement, (ii) be maintained for a period of 6 months after this Agreement terminates,
      (iii) name Nuveen (and its successors) as the Beneficiary thereunder, and
      (iv) permit drawings by Nuveen thereunder of any amounts due Nuveen pursuant to Section 11(a) hereof if such amounts remain unpaid for 5 business days after demand for payment is made.

           For purposes of this Section 10(a)(xiv), "liquid net working capital" shall mean the difference between (x) the sum of (i) cash and cash equivalents, (ii) available for sale securities and (iii) accounts receivable and (y) current liabilities, as each such item is determined in accordance with Generally Accepted Accounting Principles or, in the case of "available for sale securities", as determined in accordance with SFAS Statement No. 115.

     (b) Nuveen represents, warrants and covenants as follows:

           (i) Nuveen has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as presently conducted and, except with respect to certain states in which Nuveen is currently in the process of registering to conduct business and/or as an investment adviser, Nuveen is duly qualified to transact business in all jurisdictions in which the conduct of the Business requires such qualification.

           (ii) This Agreement has been duly authorized, executed and delivered on behalf of Nuveen, and, assuming due authorization, execution and delivery on behalf of Dean, is the valid and binding obligation of Nuveen enforceable in accordance with its terms.

           (iii) Nuveen is in full compliance with all applicable provisions of the Advisers Act and all other applicable state and federal laws.

           (iv) There is no action or proceeding pending or, to the knowledge of Nuveen after due inquiry, threatened against Nuveen before any court or administrative agency which might result in any material adverse change in the business, condition or prospects of Nuveen.

           (v) Nuveen is not in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of Nuveen. The execution and delivery of this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust or other agreement or instrument to which Nuveen is a party, or of the Certificate of Incorporation or By-Laws of Nuveen or any order, rule or regulation applicable to Nuveen of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over it.

           (vi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by Nuveen of this Agreement, and the fulfillment of the terms hereof has been obtained or made and is in full force and effect; except however, with respect to certain state filings required in connection with Nuveen's registration to conduct business and/or as an investment adviser in certain states.

           (vii) Except for registrations described in subsection 10(b)(vi) above, Nuveen holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business.

           (viii) Nuveen is duly registered with the Commission under the Advisers Act as an investment adviser, and there does not exist any proceeding or any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding which could adversely affect the registration or good standing of Nuveen with the Commission.

           (ix) Nuveen is properly registered as an investment adviser in each state where the nature of its business currently requires such registration and will promptly so register in each other state in which the conduct of the Business requires such registration.

           (x) Nuveen shall promptly notify Dean in the event (x) that Nuveen or any of its affiliates (i) becomes subject to a statutory disqualification that prevents Nuveen from serving as an investment adviser pursuant to the Investment Advisory Agreements, or (ii) becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory authority, or (y) of the occurrence of any fact or circumstance which could materially impair the ability of Nuveen to perform its obligations hereunder or under the Investment Advisory Agreements.

           (xi) Nuveen shall conform to the rules and regulations applicable to an investment adviser under the Advisers Act.

           (xii) Nuveen shall conform to any other applicable provisions of state or federal law.

     (c) The representations, warranties and covenants contained in this
Section 10 shall survive for a period of six (6) months following the termination of this Agreement.

     11. Indemnification.

     (a) Dean agrees to indemnify and hold harmless Nuveen, its directors, officers, employees, agents and affiliates, against any losses, claims, damages, liabilities or expenses (including reasonable attorney's fees) to which Nuveen, such director, officer, employee, agent or affiliate may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon
(i) the failure of Dean to comply with the Advisers Act or any other applicable federal or state securities laws, rules or regulations, (ii) the breach or inaccuracy of or non-compliance by Dean with the terms and conditions of this Agreement (including, without limitation, the failure of Dean to promptly perform in accordance with Section 5 hereof the duties assigned to it under
Section 1 hereof), any Investment Advisory Agreement or any representation, warranty or covenant contained herein or therein by Dean or (iii) any suit, action, proceeding or threatened suit, action or proceeding by any third party arising out of or relating to acts or omissions of Dean in fulfilling its responsibilities under Section 1 hereof.

     (b) Nuveen agrees to indemnify and hold harmless Dean, its directors, officers, employees, agents and affiliates, against any losses, claims, damages, liabilities or expenses (including reasonable attorney's fees) to which Dean, such director, officer, employee, agent or affiliate may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon
(i) the failure of Nuveen to comply with the Advisers Act or any other applicable federal or state securities laws, rules and regulations, (ii) the breach or inaccuracy of or non-compliance by Nuveen with the terms and conditions of this Agreement (including, without limitation, the failure of Nuveen to promptly perform in accordance with Section 5 hereof the duties assigned to it under Section 2 hereof), any Investment Advisory Agreement or any representation, warranty or covenant contained herein or therein by Nuveen or (iii) any suit, action, proceeding or threatened suit, action or proceeding by any third party arising out of or relating to acts or omissions of Nuveen in fulfilling its responsibilities under Section 2 hereof.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 11, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for hereunder shall be available to any party who shall fail to give notice as provided in this Section 11 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise on account of the provisions of Section 11(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by Nuveen in the case of parties indemnified pursuant to Section 11(a) and by Dean in the case of parties indemnified pursuant to Section 11(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 11 is judicially determined (or determined in a final and binding arbitration) to be unavailable to hold harmless an indemnified party under Section 11(a) or 11(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to take account of (i) the relative fault of both parties in causing such loss and (ii) any other equitable considerations.

     12. Confidentiality.

     (a) Except as otherwise provided in Section 12(b), Nuveen and Dean each agree to treat as confidential and to use exclusively for purposes directly related to the Business (i) any confidential information about the other party which is furnished to it pursuant to the establishment and operation of the Business and (ii) any information jointly developed for use in the Business, except in each case such information as is required by law to be disclosed in connection with offering investment advisory services to Municipal Accounts or Tax-Advantaged Balanced Accounts and except as may be required to be disclosed to any regulatory or self-regulatory organization or pursuant to a subpoena.

     (b) The parties agree that (i) the rules, procedures and strategies relating to investments in Municipal Securities (collectively, the "Municipal Investment Program"), are integral to the business of Nuveen apart from the joint investment advisory relationship established by this Agreement and are currently in use by Nuveen in business contexts other than the Business (as defined on page 2 hereof), (ii) the Municipal Investment Program constitutes confidential business information of Nuveen which it may use in any business venture (in addition to the Business) during the term hereof or thereafter so long as such use does not violate the terms of the non-competition provision contained in Section 9 hereof and (iii) Dean shall not use the Municipal Investment Program except (x) during the term of this Agreement and
(y) exclusively in connection with the Business.

     (c) The parties agree that (i) the rules, procedures and strategies relating to (w) investments in Equity Securities, including those relating to the Dean tactical asset allocation models and any proprietary software related thereto (collectively, the "Equity Investment Program") and (x) the proprietary software and procedures used in the administration of client accounts ("POEMS"), are integral to the business of Dean apart from the joint investment advisory relationship established by this Agreement and are currently in use by Dean in business contexts other than the Business (as defined on page 2 hereof), (ii) the Equity Investment Program and POEMS constitute confidential business information of Dean which it may use in any business venture (in addition to the Business) during the term hereof or thereafter so long as such use does not violate the terms of the non-competition provision contained in
Section 9 hereof and (iii) Nuveen shall not use the Equity Investment Program or POEMS except (y) during the term of this Agreement and (z) exclusively in connection with the Business.

     13. Termination.  This Agreement may be terminated as follows:

     (a) at any time, without the payment of any penalty, by Dean or Nuveen upon providing twelve (12) months' written notice to the other party. The notice provided for herein may be waived by the party entitled to receive such notice;

     (b) automatically in the event of its "assignment" by Dean or Nuveen at the election of the non-assigning party. The term "assignment" for purposes of this Agreement shall have the meaning set forth in Section 205 of the Advisers Act and the rules and regulations thereunder;

     (c) at any time by a party upon a breach of this Agreement by the other party, which breach is not cured within 20 days following notice of such breach by the non-breaching party; and

     (d) automatically in the event that either party shall dissolve or file a petition in bankruptcy or for reorganization under the Federal Bankruptcy Act or any federal or state law for the relief of debtors or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of creditors or shall suffer the appointment of a receiver or trustee for its business or properties or shall be named as a debtor in possession or alleged debtor in possession in proceedings following the filing against it of an involuntary petition in bankruptcy or for reorganization under the Federal Bankruptcy Act or any federal or state law for the relief of debtors.

     Upon termination of this Agreement (i) each party agrees to cooperate with the other to facilitate the orderly termination of Investment Advisory Agreements entered into with Principals and Nuveen and Dean and the transfer of investment management responsibilities with respect to Portfolio Assets to a third party or to Nuveen or Dean, as the case may be, if either or both parties are permitted under Section 9 hereof to render services to Tax Advantaged Managed Accounts following termination of this Agreement, (ii) Dean agrees to deliver to Nuveen at Nuveen's request within twenty (20) business days, copies of all books and records maintained by Dean in connection with providing investment management and administrative services to Principals pursuant to Investment Advisory Agreements contemplated by this Agreement and any confidential information provided by Nuveen to Dean in connection with the Business, (iii) Nuveen agrees to deliver to Dean at Dean's request within twenty (20) business days, copies of all books and records maintained by Nuveen in connection with providing investment management services to Principals pursuant to Investment Advisory Agreements contemplated by this Agreement and any confidential information provided by Dean to Nuveen in connection with the Business.

     Sections 9, 11, 12 and 19 hereof shall survive termination of this Agreement.

     14. Term. This Agreement shall become effective on the date hereof and shall continue unless and until terminated by either party as hereinafter provided.

     15. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     16. Survival. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     17. Notices. All notices, consents, requests, reports and other documents authorized or required to be given pursuant to this Agreement shall be given in writing and either personally served on an officer of the party to whom it is given or mailed by registered or certified first class mail, postage prepaid, or sent by telecopy, and addressed as follows:

                  If to Dean:

                  Dean Investment Associates
                  Division of C.H. Dean & Associates, Inc.
                  2480 Kettering Tower
                  Dayton, Ohio 45423-2480
                  Telecopier:  513-227-9310
                       Attention:  John C. Riazzi


                  With a copy to:

                  Dean Investment Associates
                  Division of C.H. Dean & Associates, Inc.
                  2480 Kettering Tower
                  Dayton, Ohio 45423-2480
                  Telecopier:  513-227-9310
                       Attention:  Frank H. Scott

                  If to Nuveen:

                  Nuveen Institutional Advisory Corp.
                  Suite 3200
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Telecopier:  312-917-7952
                       Attention:  James J. Wesolowski


                  With a copy to:

                  Nuveen Institutional Advisory Corp.
                  Suite 3300
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Telecopier:  312-917-8243
                       Attention:  Ronald E. Toupin

     Notices, consents, requests, reports and other documents shall be deemed given or served when delivered or, if mailed by registered or certified first class mail, on the third day after the day of mailing and, if sent by telecopier, upon confirmation of receipt. A party may change its address for the receipt of notices, consents, requests, reports and other documents at any time by giving notice thereof to the other party.

     18. Questions of Interpretation; Applicable Law. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Advisers Act shall be resolved by reference to such term or provision of the Advisers Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders issued pursuant to said Advisers Act. In addition, where the effect of a requirement of the Advisers Act reflected in any provision of this Agreement is revised by a rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such revision.

     Other than as set forth above in this Section 18, this Agreement shall be governed by the internal laws (as opposed to conflicts of laws principles) of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the Advisers Act, or rules, regulations or orders of the Commission thereunder.

     19. Arbitration. Any dispute or difference between the parties arising out of, or in connection with, this Agreement or as to the construction hereof or as to the rights or liabilities of any party hereunder shall be referred to and settled by binding arbitration. Any such arbitration shall only be commenced after the chief executive officers (or their designees) of each party shall have met in person and attempted in good faith to resolve any such dispute or difference. In the event that such persons are unsuccessful in resolving any such dispute or difference after a reasonable period of time, either party may commence an arbitration proceeding with respect to any such dispute or difference by notice in writing to the other party, and each party shall thereupon or promptly thereafter choose an arbitrator and a third arbitrator shall be chosen by the two so chosen. If either party fails to choose an arbitrator within 15 days after notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 15 days after their appointment, the American Arbitration Association ("AAA") shall, upon the request of either party, appoint the arbitrator or arbitrators to constitute or complete the board as the case may be. The arbitration shall be held in Dayton, Ohio or Chicago, Illinois at the election of any such party bringing such action and shall be under the Securities Arbitration Rules of the AAA. Unless the arbitrators otherwise determine, (i) the costs of arbitration shall be borne equally by each party and (ii) each party shall be responsible for its own legal fees and other expenses incurred in prosecuting or defending claims in arbitration. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction.

     20. Miscellaneous.

           (a) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

           (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, will constitute one and the same instrument, and each party may execute this Agreement by signing any such counterpart.

     22. Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof and can be modified or amended only in writing signed by both parties. The parties acknowledge and agree that the Prior Agreements are hereby terminated and that the Trial Accounts, and the respective rights, responsibilities, duties and obligations of the parties with respect thereto, are governed by and should be construed in accordance with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers as of the day and year first written above.


                                    NUVEEN INSTITUTIONAL ADVISORY CORP.



                                    By:/c/ James J. Wesolowski
                                       ------------------------------
                                    Title: Vice President
                                          ---------------------------

Attest:



/c/ Larry W. Martin
----------------------------
Title: Vice President
      ----------------------

                                    C.H. DEAN & ASSOCIATES, INC.


                                    By:/c/ Chauncey H. Dean
                                       ------------------------------
                                    Title: Chairman & CEO
                                          ---------------------------

Attest:


/c/ Frank H. Scott
----------------------------
Title: Senior Vice President
----------------------------

                                   EXHIBIT A



TAX-ADVANTAGED BALANCED ACCOUNTS

     1. Tax-Advantaged Balanced:  Capital Appreciation
     2. Tax-Advantaged Balanced:  Capital Appreciation and Income
     3. Tax-Advantaged Balanced:  Income

MUNICIPAL ACCOUNTS

     1. Municipal:  Capital Preservation Portfolio
     2. Municipal:  Laddered Portfolio
     3. Municipal:  Income Portfolio


Reference shall be made to the following descriptions of the investment objectives and policies of Dean and Nuveen for purposes of determining whether a managed account constitutes a "Tax-Advantaged Managed Account" for purposes of Section 9 of the Agreement.

Nuveen

Nuveen employs a value-oriented investment philosophy in structuring and managing municipal bond portfolios. Nuveen's approach focuses on higher quality, more liquid securities to achieve a client's specific investment objectives consistent with a secondary emphasis on capital preservation. The cornerstone of Nuveen's value-oriented philosophy is a reliance on fundamental credit research on individual municipal issues coupled with general market analysis designed to identify technical and structural inefficiencies that create opportunities to enhance investment returns.

Dean

Dean employs a value-oriented investment philosophy in structuring balanced portfolios with an emphasis on balancing superior capital appreciation potential with an underlying objective of capital preservation. Dean's approach focuses on mid to large capital equities and relies on analysis of a security's fundamental, financial and qualitative position relative to the market's expectations to identify attractive issues for purchase. Dean seeks to enhance portfolio investment returns by gradually adjusting a client's asset allocation mix over time within an established portfolio-specific range to emphasize either capital appreciation or capital preservation as appropriate for current market conditions. Dean adjusts asset allocation mixes based upon proprietary econometric models which forecast the relative expected returns between equities, fixed-income securities and cash.

                                   EXHIBIT B

     DEAN RESPONSIBILITIES WITH RESPECT TO TAX-ADVANTAGED BALANCED ACCOUNTS


In connection with the operation of the Tax-Advantaged Balanced Accounts by Dean and Nuveen, Dean will be responsible for the provision of (i) asset allocation services, (ii) investment advisory and trade execution services relating to Equity Securities, and (iii) account administration and reporting services (except those specifically allocated to Nuveen in Exhibit D hereto), although Dean may seek the assistance of Nuveen in fulfilling such responsibilities. Capitalized terms not otherwise defined in this Exhibit shall have the meaning given to them in this Agreement of which this Exhibit is a part. Dean's responsibilities with respect to the Tax-Advantaged Balanced Accounts are as follows:

1. determine the initial allocation of each Principal's Portfolio Assets among Equity Securities, Municipal Securities and Liquidity Assets based upon the Principal's Questionnaire and Portfolio Investment Strategy chosen by the Principal;

2. develop and maintain, in a manner mutually agreed upon by Dean and Nuveen, Dean's investment management and account administration computer systems supporting the operation of the Tax-Advantaged Balanced Accounts:

      (a) to permit the accurate tracking and account reporting of the Bond Portion, Equity Portion and Liquidity Assets of each Principal's Portfolio Assets;

      (b) to permit Nuveen to access electronically such current and historical information on each Principal's account as Nuveen may reasonably request; when such electronic access is not feasible or practicable, Dean will make available such information to Nuveen on electronic media or other media mutually agreed upon by Nuveen and Dean;

      (c) to provide Nuveen with such information and in such detail as Nuveen may reasonably request and as mutually agreed upon by Nuveen and Dean related to activity in or performance of each Principal's account, that would in Nuveen's view enhance the sales and marketing programs developed to support the Tax-Advantaged Balanced Accounts or to support the development of new tax-advantaged products; and

      (d) to enhance the operation of the Tax-Advantaged Balanced Accounts upon the mutual determination by both parties from time to time that such enhancements are warranted;

3. develop and maintain, in a manner mutually agreed upon by Dean and Nuveen, Dean's investment management computer systems to incorporate the procedures and guidelines for the purchase and sale of Municipal Securities for each Principal's account, described in Procedures and Guidelines Relating to the Purchase and Sale of Municipal Securities, as may be amended from time to time (the "Procedures"), and take the following actions with respect to the purchase and sale of Municipal Securities for each Principal's account:

      (a) determine each Principal's potential investment needs for Municipal Securities, based upon the Portfolio Investment Strategy selected by the Principal and such Principal's Portfolio Management Planning Questionnaire (the "Questionnaire") and the portion of the Principal's

      Portfolio Assets to be invested in Municipal Securities in connection with a contribution of additional capital or a reallocation of Portfolio Assets;

      (b) communicate such potential investment needs for Municipal Securities to Nuveen, according to the Procedures;

      (c) determine each Principal's potential sale needs for Municipal Securities, based upon the Portfolio Investment Strategy selected by the Principal and such Principal's Questionnaire and the portion of the Principal's Portfolio Assets invested in Municipal Securities to be sold in connection with a withdrawal of capital or a reallocation of Portfolio Assets;

      (d) communicate such potential sale needs for Municipal Securities to Nuveen, according to the Procedures;

      (e) following the purchase or sale of Municipal Securities by Nuveen, timely communicate to Nuveen sufficient information regarding the allocation of such purchases or sales to each Principal (including the identity of each custodian and all necessary account information at such custodian) to permit Nuveen to generate the necessary trade tickets relating to such purchases or sales of Municipal Securities for the Principal's account;

      (f) following the purchase or sale of Municipal Securities by Nuveen, timely communicate to each Principal's brokerage firm or custodian bank sufficient information regarding the allocation of such purchases or sales to the Principal's account to permit the custodian to generate the necessary offsetting trade ticket relating to such purchase or sale of Municipal Securities by Nuveen;

      (g) following the purchase or sale of Municipal Securities by Nuveen, communicate to Nuveen any remaining investment and/or sale needs for Municipal Securities, according to the Procedures; and

      (h) ensure that in allocating purchases of Municipal Securities to each Principal's account, all investment restrictions imposed by such Principal are adhered to;

4. provide systems access via a dedicated data line or network for multiple Nuveen users in support of the on-line, real-time communication activities described in item 3 above;

5. manage the Equity Portion in accordance with Dean's established investment policies with respect to Equity Securities, the Portfolio Investment Strategy selected by the Principal, as described in Portfolio Investment Strategies for Tax-Advantaged Balanced Accounts, and any investment restrictions imposed by the Principal, as described in the Questionnaire;

6. modify Dean's Questionnaire as necessary to reflect the inclusion of Municipal Securities as the Bond Portion of each Principal's Portfolio Assets;

7. Compare the Questionnaire as completed by the Principal with the Portfolio Investment Strategy selected by the Principal to confirm that the investment objectives and risk/return tolerance of each are consistent;

8. establish new client accounts on Dean's account administration computer systems, based upon account information obtained from the brokerage firm or custodian bank at which the Principal's Portfolio

Assets will be held, as specified by the Principal in the Investment Advisory Agreement executed by Dean, Nuveen and the Principal;

9. evaluate on an on-going basis the allocation of each Principal's Portfolio Assets in light of current and anticipated financial market conditions and periodically reallocate such Portfolio Assets among Equity Securities, Municipal Securities and Liquidity Assets in accordance with the Principal's investment objectives, as described in the Principal's Questionnaire and the Investment Advisory Agreement executed by Dean, Nuveen and the Principal;

10. if Principal has authorized Nuveen to invest any Liquidity Assets (including Liquidity Assets that represent uninvested Portfolio Assets to be allocated to the Equity Portion) in municipal auction rate preferred shares or similar securities, advise Nuveen of the amount of Liquidity Assets available for such investment;

11. reconcile periodically, pursuant to Dean's current procedures but no less frequently than quarterly, each Principal's account records maintained in Dean's account administration computer systems with the account records maintained by the Principal's brokerage firm or custodian bank;

12. develop and maintain the form and content of quarterly account performance reports in a manner mutually agreed upon by Dean and Nuveen to reflect inclusion of Municipal Securities as the Bond Portion of a Principal's Portfolio Assets;

13. produce and distribute quarterly performance reports to each Principal, pursuant to Dean's current practices;

14. prepare and distribute year-end realized gain/loss reports to each Principal, pursuant to Dean's current practices;

15. unless Principal has directed Dean to use a specified broker-dealer, assist Principal to negotiate commissions and/or markups for the purchase and sale of Equity Securities and select broker-dealers for execution of such purchases and sales pursuant to Dean's normal policies and procedures, as such may be amended from time to time, and consistent with the rules, regulations and publicly available interpretations of the Advisers Act;

16. make available to Nuveen upon its request such information or copies of Dean's investment records and ledgers with respect to the Equity Portion of each Principal's Portfolio Assets as may be required to assist Nuveen in achieving the investment objectives of the Tax-Advantaged Balanced Accounts, and complying with any applicable laws, rules and regulations;

17. in the event that Dean or its affiliates purchases or sells Equity Securities for their own or affiliated accounts or for the accounts of clients other than the Principals, and at the same time Dean or its affiliates purchases or sells the same Equity Securities with respect to the Portfolio Assets, Dean will, in the event that all advisory clients of Dean and its affiliates are unable to purchase or sell securities in the desired quantities, allocate such transactions equitably among all such advisory clients (including the Principals); and

18. cooperate with Nuveen in implementing the comprehensive marketing and customer service programs described in Section 7(b) of the Agreement.

                                   EXHIBIT C

            DEAN RESPONSIBILITIES WITH RESPECT TO MUNICIPAL ACCOUNTS


In connection with the operation of the Municipal Accounts by Dean and Nuveen, Dean will be responsible for the provision of account administration and reporting services, although Dean may seek the assistance of Nuveen in fulfilling such responsibilities. Capitalized terms not otherwise defined in this Exhibit shall have the meaning given to them in this Agreement of which this Exhibit is a part. Dean's responsibilities with respect to the Municipal Accounts are as follows:

1. develop and maintain, in a manner mutually agreed upon by Dean and Nuveen, Dean's investment management and account administration computer systems supporting the operation of the Business:

      (a) to permit the accurate tracking and account reporting of the Municipal Securities and Liquidity Assets comprising each Principal's Portfolio Assets;

      (b) to permit Nuveen to access electronically such current and historical information on each Principal's account as Nuveen may reasonably request; when such electronic access is not feasible or practicable, Dean will make available such information to Nuveen on electronic media or other media mutually agreed upon by Nuveen and Dean;

      (c) to provide Nuveen with such information and in such detail as Nuveen may reasonably request and as mutually agreed upon by Nuveen and Dean related to activity in or performance of each Principal's account, that would in Nuveen's view enhance the sales and marketing programs developed to support the Municipal Accounts or to support the development of new municipal products; and

      (d) to enhance the operation of the Municipal Accounts by Nuveen, upon the determination by Nuveen from time to time that such enhancements are warranted;

2. develop and maintain, in a manner mutually agreed upon by Dean and Nuveen, Dean's investment management computer systems to incorporate the procedures and guidelines for the purchase and sale of Municipal Securities for each Principal's account, described in Procedures and Guidelines Relating to the Purchase and Sale of Municipal Securities, as may be amended from time to time (the "Procedures"), and take the following actions with respect to the purchase and sale of Municipal Securities for each Principal's account:

      (a) determine each Principal's potential investment needs for Municipal Securities, based upon the Portfolio Investment Strategy selected by the Principal and such Principal's Portfolio Management Planning Questionnaire (the "Questionnaire") and the portion of the Principal's Portfolio Assets to be invested in Municipal Securities in connection with a contribution of additional capital or a reallocation of Portfolio Assets;

      (b) communicate such potential investment needs for Municipal Securities to Nuveen, according to the Procedures;

      (c) determine each Principal's potential sale needs for Municipal Securities, based upon the Portfolio Investment Strategy selected by the Principal and such Principal's Questionnaire and the portion of the Principal's Portfolio Assets invested in Municipal Securities to be sold in connection with a withdrawal of capital or a reallocation of Portfolio Assets;

      (d) communicate such potential sale needs for Municipal Securities to Nuveen, according to the Procedures;

      (e) following the purchase or sale of Municipal Securities by Nuveen, timely communicate to Nuveen sufficient information regarding the allocation of such purchases or sales to each Principal (including the identity of each Principal's custodian and all necessary account information at such custodian) to permit Nuveen to generate the necessary trade tickets relating to such purchases or sales of Municipal Securities for the Principal's account;

      (f) following the purchase or sale of Municipal Securities by Nuveen, timely communicate to each Principal's brokerage firm or custodian bank sufficient information regarding the allocation of such purchases or sales to the Principal's account to permit the custodian to generate the necessary offsetting trade ticket relating to such purchase or sale of Municipal Securities by Nuveen;

      (g) following the purchase or sale of Municipal Securities by Nuveen, communicate to Nuveen any remaining investment and/or sale needs for Municipal Securities, according to the Procedures;

      (h) ensure that in allocating purchases of Municipal Securities to each Principal's account, all investment restrictions imposed by such Principal are adhered to;

3. provide systems access via a dedicated data line or network for multiple Nuveen users in support of the on-line, real-time communication activities described in item 2 above;

4. establish new client accounts on Dean's account administration computer systems, based upon account information obtained from the brokerage firm or custodian bank at which the Principal's Portfolio Assets will be held, as specified by the Principal in the Investment Advisory Agreement executed between Nuveen and the Principal;

5. cooperate with Nuveen in connection with preparation by Nuveen of a Questionnaire for Municipal Accounts;

6. reconcile periodically, pursuant to Dean's current procedures, each Principal's account records maintained in Dean's account administration computer systems with the account records maintained by the Principal's brokerage firm or custodian bank;

7. develop and maintain the form and content of the quarterly account performance reports as Nuveen may reasonably request;

8. produce and distribute quarterly performance reports to each Principal, pursuant to Dean's current practices;

9. prepare and distribute year-end realized gain/loss reports to each Principal, pursuant to Dean's current practices; and

10. cooperate with Nuveen in implementing the comprehensive marketing and customer service programs described in Section 7(b) of the Agreement.

                                   EXHIBIT D

    NUVEEN RESPONSIBILITIES WITH RESPECT TO TAX-ADVANTAGED BALANCED ACCOUNTS


In connection with the operation of the Tax-Advantaged Balanced Accounts by Dean and Nuveen, Nuveen will be responsible for the provision of investment advisory and trade execution services relating to Municipal Securities. Nuveen will also provide Dean with assistance relating to the fulfillment of Dean's responsibilities with respect to account administration and reporting services as outlined in EXHIBIT B of this Agreement. Capitalized terms not otherwise defined in this Exhibit shall have the meaning given to them in this Agreement of which this Exhibit is a part. Nuveen's responsibilities with respect to the Tax-Advantaged Balanced Accounts are as follows:

1. assist Dean in connection with the maintenance of Dean's investment management and account administration systems to accurately track and generate account statements for the Bond Portion and Liquidity Assets of each Principal's Portfolio Assets. Such assistance may include, but will not be limited to, information relating to the following:

      (a) the operation of the municipal market, including organizational structure, participants and general practices;

      (b) the general features, characteristics, trading and pricing of Municipal Securities; and

      (c) the applicable regulatory and accounting guidelines affecting issuers of and investors in Municipal Securities;

2. provide Dean with the Procedures and Guidelines for the Purchase and Sale of Municipal Securities, as may be amended from time to time (the "Procedures"), describing the procedures and guidelines for the purchase and sale of Municipal Securities for each Principal's account;

3. assist Dean in connection with the incorporation of the Procedures into Dean's investment management and account administration systems;

4. establish and administer a securities clearance operation to facilitate the purchase and sale of Municipal Securities for each Principal's account;

5. maintain Nuveen's portfolio management and municipal securities trading systems as necessary to accommodate the Procedures and to permit Nuveen to perform on-going analysis, evaluation and surveillance of the Municipal Securities held in a Principal's account;

6. manage the Bond Portion in accordance with Nuveen's established investment policies with respect to Municipal Securities and the Portfolio Investment Strategy selected for a Principal's account, as described in Portfolio Investment Strategies for Tax-Advantaged Balanced Accounts;

7. assist Dean's modification of its Portfolio Management Planning Questionnaire (the "Questionnaire") as necessary to reflect the inclusion of Municipal Securities as the Bond Portion of each Principal's Portfolio Assets;

8. assist Dean in evaluating each Principal's Questionnaire and in identifying a Portfolio Investment Strategy for the Principal's account consistent with the financial objective and risk/return tolerance as indicated by the Principal's Questionnaire;

9. provide such information, assistance or recommendations as Dean may reasonably request relating to current and anticipated municipal market conditions so as to permit Dean to determine the initial allocation, and any periodic subsequent reallocation, of each Principal's Portfolio Assets among Equity Securities, Municipal Securities and Liquidity Assets, in accordance with the Portfolio Investment Strategy selected by the Principal for its account;

10. develop a municipal section for the Market and Financial Digest commentary and a brief current summary to be included in the quarterly account performance reports produced and distributed by Dean to each Principal;

11. report to Dean such information at such times and in such detail as Dean may reasonably request, in order to permit Dean to confirm that investments within the Bond Portion are in conformity with the investment objectives established for the Portfolio Assets in the Investment Advisory Agreement executed by Dean, Nuveen and each Principal;

12. furnish to Dean whatever statistical information Dean may reasonably request with respect to investments in, or contemplated for, the Bond Portion of each Principal's Portfolio Assets; inform Dean on a timely basis of developments materially affecting the Municipal Securities; and furnish to Dean from time to time whatever information Nuveen believes is appropriate or desirable for such purpose;

13. negotiate commissions and/or markups for the purchase and sale of Municipal Securities and select broker-dealers for execution of such purchases and sales pursuant to Nuveen's normal policies and procedures, as such may be amended from time to time, and consistent with the rules, regulations and publicly available interpretations of the Advisers Act;

14. if requested by Principals, assist Principals in establishing commission rates for directed brokerage transactions;

15. arrange for the clearing of purchases and sales of Municipal Securities through a Clearing Agent (which Clearing Agent may be an affiliate of Nuveen) in a manner which is consistent with its obligation to obtain on behalf of each Principal the best execution of each trade;

16. make available to Dean upon its request such copies of Nuveen's investment records and ledgers with respect to the Bond Portion of each Principal's Portfolio Assets as may be required to assist Dean in achieving the investment objectives of the Tax-Advantaged Balanced Accounts, and complying with any applicable laws, rules and regulations;

17. in the event that Nuveen purchases or sells Municipal Securities for its own or affiliated accounts or for the accounts of clients other than the Principals, and at the same time Nuveen purchases or sells the same Municipal Securities with respect to the Portfolio Assets, Nuveen will, in the event that all advisory clients of Nuveen and its affiliates are unable to purchase or sell securities in the desired quantities, allocate such transactions equitably among all such advisory clients (including the Principals); and

18. cooperate with Dean in implementing the comprehensive marketing and customer service programs described in Section 7(b) of the Agreement.

                                   EXHIBIT E

           NUVEEN RESPONSIBILITIES WITH RESPECT TO MUNICIPAL ACCOUNTS


In connection with the operation of the Municipal Accounts by Dean and Nuveen, Nuveen will be responsible for the provision of investment advisory and trade execution services relating to Municipal Securities. Nuveen will also provide Dean with assistance relating to the fulfillment of Dean's responsibilities with respect to account administration and reporting services as outlined in EXHIBIT C of this Agreement. Capitalized terms not otherwise defined in this Exhibit shall have the meaning given to them in this Agreement of which this
Exhibit is a part. Nuveen's responsibilities with respect to the Municipal Accounts are as follows:

1. assist Dean in connection with the modification of Dean's investment management and account administration systems to accurately track and generate account statements for the Municipal Securities and Liquidity Assets comprising each Principal's Portfolio Assets. Such assistance may include, but not be limited to, information relating to the following:

      (a) the operation of the municipal market, including organizational structure, participants and general practices;

      (b) the general features, characteristics, trading and pricing of Municipal Securities; and

      (c) the applicable regulatory and accounting guidelines affecting issuers of and investors in Municipal Securities;

2. maintain the Procedures and Guidelines for the Purchase and Sale of Municipal Securities, as may be amended from time to time (the "Procedures"), describing the procedures and guidelines for the purchase and sale of Municipal Securities for each Principal's account;

3. assist Dean in connection with the incorporation of the Procedures into Dean's investment management and account administration systems;

4. establish and administer a securities operation to facilitate the purchase and sale of Municipal Securities for each Principal's account;

5. maintain Nuveen's portfolio management and municipal securities trading systems as necessary to accommodate the Procedures and to permit Nuveen to perform on-going analysis, evaluation and surveillance of the Municipal Securities held in a Principal's account;

6. develop (with cooperation and assistance from Dean) a Portfolio Management Planning Questionnaire to permit Nuveen to evaluate each Principal's investment objectives and risk/return tolerance in connection with the determination of an appropriate Portfolio Investment Strategy for the Principal's Portfolio Assets;

7. manage the Municipal Accounts in accordance with Nuveen's established investment policies with respect to Municipal Securities, the Portfolio Investment Strategy selected for a Principal's account, as described in Portfolio Investment Strategies for Municipal Accounts, and any investment restrictions imposed by the Principal, as described in the Portfolio Management Planning Questionnaire;

8. compare the Portfolio Management Planning Questionnaire as completed by the Principal with the Portfolio Investment Strategy selected by Principal to confirm that the investment objectives and risk return tolerance of each are consistent;

9. provide such information and in such detail as Dean may reasonably request in order to establish new client accounts on Dean's account administration computer systems, based upon the information provided by the Principal in the Investment Advisory Agreement executed between Nuveen and the Principal;

10. develop a municipal section for the Market and Financial Digest commentary and a brief current summary to be included in the quarterly account performance reports produced and distributed by Dean to each Principal;

11. negotiate commissions and/or markups for the purchase and sale of Municipal Securities and select broker-dealers for execution of such purchases and sales pursuant to Nuveen's normal policies and procedures, as such may be amended from time to time, and consistent with the rules, regulations and publicly available interpretations of the Advisers Act;

12. if requested by Principals, assist Principals in establishing commission rates for directed brokerage transactions; and

13. arrange for the clearing of purchases and sales of Municipal Securities through a Clearing Agent (which Clearing Agent may be an affiliate of Nuveen) in a manner which is consistent with its obligation to obtain on behalf of each Principal the best execution of each trade.

                                   EXHIBIT F


                     SCHEDULE OF INVESTMENT MANAGEMENT FEES
                           DIRECT COMMISSION ACCOUNTS

                        INDIVIDUAL ACCOUNT FEE SCHEDULE


                                   Tax-Advantaged              Tax-Advantaged Balanced                    Municipal
                                 Balanced Accounts              Accounts-Select Sponsor                    Acounts
                                 -----------------              -----------------------                    -------

                            Investment                       Investment                         Investment
                            Management      Admin. Fee       Management        Admin. Fee       Management         Admin. Fee
Breakpoint                     Fee          Reallowance         Fee            Reallowance          Fee           Reallowance
----------            --------------------  -----------  --------------------  -----------  --------------------  -----------
First $2 million             1.00%          0.200%             0.75%             0.150%           0.60%              0.120%
Next $1 million              0.70%          0.140%             0.75%             0.150%           0.50%              0.100%
Next $2 million              0.50%          0.100%             0.50%             0.100%           0.40%              0.080%
Next $5 million              0.40%          0.080%             0.40%             0.080%           0.35%              0.070%
Amounts Above $10            0.35%          0.070%             0.35%             0.070%           0.30%              0.060%
million

                  Split of Investment Management Fees Net of Administration Fee Reallowance


                                  Tax-Advantaged
           Tax-Advantaged           Balanced:           Tax-Advantaged
             Balanced:        Capital Appreciation       Balanced:       Municipal
        Capital Appreciation       and Income             Income          Accounts
        --------------------  --------------------  --------------------  --------
  DEAN          50%                 50%                   50%                0%
NUVEEN          50%                 50%                   50%              100%

   Dean will distribute invoices with respect to both Tax-Advantaged Balanced Accounts and Municipal Accounts. Dean will receive the Investment Management Fee paid by Principals on both Tax-Advantaged Balanced Accounts and Municipal Accounts. Upon receipt, Dean shall remit to Nuveen, on a net basis and within 15 days of the end of each month, that portion of such fees due Nuveen according to the foregoing schedule. Dean shall provide Nuveen and its representatives and advisers, including its independent auditors, with any information and access to its books and records as may be reasonably requested by Nuveen and its representatives and advisers, including its independent auditors, in order to verify the accuracy of the payments made to it.